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                                                                  EXHIBIT 11

PRT GROUP, INC.
COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                                                                                  NINE MONTHS
                                             NUMBER OF                   YEAR ENDED DECEMBER 31,                     ENDED
                                               SHARES      1992 & 1993     1994          1995           1996          1997
                                           ------------  -------------- -----------  ------------  ------------ --------------
Common Stock..............................   10,260,620    10,260,620    10,260,620    10,260,620   10,260,620    10,260,620
Purchase of treasury stock in March 1994 .      250,000                    (208,333)     (250,000)    (250,000)     (250,000)
Purchase of treasury stock in January
 1996.....................................       67,090                                                (61,501)      (67,090)
Convertible preferred stock issued in
 November 1996 at $6.56...................    2,759,610                                                229,968     2,759,610
Common stock issued in October 1996 in
 exchange for minority interest...........      526,880                                                109,767       526,880
Issuance of stock related to CMR
 acquisition in July 1997.................      119,181                                                               39,727
Exercise of options in 1997...............       19,000                                                                2,778
CHEAP SHARES
Common stock issued in October 1996 in
 exchange for minority interest...........      526,880
                                                (49,467)      477,413       477,413       477,413      377,952
                                           -------------
Convertible preferred stock issued in
 November 1996 at $6.56...................    2,759,610
                                             (1,392,542)    1,367,068     1,367,068     1,367,068    1,253,146
                                           -------------
Issuance of stock related to CMR
 acquisition in July 1997 at $12 per share      119,181
                                               (110,013)        9,168         9,168         9,168        9,168         6,112
                                           -------------
CHEAP OPTIONS & WARRANTS
Stock options granted at $4.38, net ......       14,800
Treasury shares...........................       (4,986)        9,814         9,814         9,814        9,814         9,814
                                           -------------
Stock options granted at $5.63, net ......       64,550
Treasury shares...........................      (27,955)       36,595        36,595        36,595       36,595        36,595
                                           -------------
Stock options granted at $12.00, net .....      671,150
Treasury shares...........................     (619,523)       51,627        51,627        51,627       51,627        51,627
                                           -------------
Warrants granted at $3.93, net............      936,365
Treasury shares...........................     (283,231)      653,134       653,134       653,134      653,134       653,134
                                           -------------
Exercise of options in 1997 at $4.38,
 net......................................       19,000
                                                 (6,402)       12,598        12,598        12,598       12,598        10,755
                                           -------------

                                                         -------------  ------------ ------------  ------------ -------------
Weighted Average Shares...................                 12,878,037    12,669,704    12,628,037   12,692,888    14,040,562
                                                         =============  ============ ============  ============ =============
PRO-FORMA WEIGHTED AVERAGE SHARES
Issuance of stock related to acquisition
 in July 1997.............................      119,181                                                119,181       119,181
Less: shares included above...............                                                              (9,168)      (45,839)
                                                                                                   ------------ -------------
Pro-forma Weighted Average Shares ........                                                          12,802,901    14,113,904
                                                                                                   ============ =============

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